UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2013

MAJESCO ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	000-51128	06-1529524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Raritan Center Parkway
Edison, New Jersey
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (732) 225-8910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 1, 2013, Majesco Entertainment Company (the “Company”) was notified by the Nasdaq Stock Market that it is not in compliance with the continued listing requirements for the Nasdaq Capital Market contained in Nasdaq Listing Rule 5550(a)(2) requiring the Company’s listed securities to have a minimum bid price of $1.00 per share for 30 consecutive trading days. The notification letter does not impact the Company’s listing on the Nasdaq Capital Market at this time.  In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided 180 calendar days, or until August 28, 2013, to regain compliance with Nasdaq Listing Rule 5550(a)(2).  To regain compliance, the Company’s common stock must have a closing bid price of at least $1.00 for a minimum of 10 consecutive business days.  In the event the Company does not regain compliance by August 28, 2013, the Company may be eligible for an additional 180-day grace period to regain compliance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO ENTERTAINMENT COMPANY
Dated: March 7, 2013
/s/ Jesse Sutton
Jesse Sutton Chief Executive Officer